                             REGISTRATION AGREEMENT


         THIS REGISTRATION AGREEMENT is made as of the _________ day of October, 1997 by and between PhyMatrix Corp., a Delaware corporation (the "Company"), and the stockholders of the Company listed on Schedule A attached hereto (individually, a "Stockholder" and, collectively, the "Stockholders").

       WHEREAS, the Stockholders are the holders of certain shares of Common Stock of the Company, $.01 par value (the "Common Stock"); and

         WHEREAS, each of the Stockholders has requested certain rights to require the Company to register for public distribution up to the number of shares of his or her Common Stock as are listed on Schedule A hereto and the Company is willing to grant such rights.

       NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1 .     Certain Definitions

         As used in this Agreement, the following terms shall have the following respective meanings:

                 "Closing Date" means the date on which the merger of PhyMatrix Acquisition I, Inc. (a wholly-owned subsidiary of the Company) with and into Clinical Studies, Ltd. becomes effective under the General Corporation Law of the State of Delaware.

                 "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act (as hereinafter defined).

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated under such Act, as they each may, from time to time, be in effect.

                 "Market Value" means the average closing price per share of the Common Stock as quoted on The Nasdaq Stock Market for the five (5) business days preceding any registration request pursuant to this Agreement.

                 "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for public offering of a debt security or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                  "Registrable Shares" means an aggregate of the shares of Common Stock owned by the Stockholders and set forth on Schedule A hereto and any shares of Common Stock of the Company issued (or issuable upon the conversion of any warrant, right, or other security which is issued) in respect of or in exchange for or in replacement of such shares of Common Stock (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events).

                 "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated under such Act, as they each may, from time to time, be in effect.

                 "Shares" means all shares of Common Stock of the Company owned by the Stockholders.

                 "Stockholders" means those persons identified on Schedule A hereto, any person who becomes a party to this Agreement pursuant to Section 15(b) and any persons or entities to whom the rights granted under this Agreement are transferred as permitted by Section 12 hereof. Notwithstanding anything to the contrary in this Agreement, for the purposes of Section 2 and
Section 3 hereof, Michael Rothman and Ronald Philips, as Trustee of each of The Alexander Rothman 1993 Qualified Sub-Chapter S Trust and The Julie Rothman 1993 Qualified Sub-Chapter S Trust, shall be treated as one individual Stockholder.

        2.       "Piggyback" Registration

                 (a) If (without limit as to number) the Company proposes to file a Registration Statement in connection with an underwritten public offering, it will, prior to such filing, give written notice to all Stockholders of its intention to do so, and, upon the written request of a Stockholder or Stockholders given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause (x) up to 100,000 Registrable Shares per Stockholder, or (y) following one year from the Closing Date, all Registrable Shares of any requesting Stockholder, that the Company has been requested to register by such Stockholder or Stockholders, to be registered under the Securities Act; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2 without obligation to any Stockholder.

                 (b) In connection with any underwritten offering involving a registration pursuant to this Section 2, the Company shall not be required to include any Registrable Shares in such underwriting unless the requesting Stockholders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, provided that the terms of the underwriting applicable to the Stockholders are reasonable and customary with respect to selling stockholders and are consistent with standard underwriting practice.

                  (c) If, in the reasonable opinion of the managing underwriter in an underwritten public offering, the registration of all or part of the Registrable Shares which the holders have requested to be included pursuant to this Section 2 would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter reasonably believes in good faith may be sold without causing such adverse effect; provided, however, that the aggregate Market Value of the Registrable Shares requested to be included in such registration may not be reduced to less than ten percent (10%) of the total Market Value of all securities included in such registration. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon their total ownership of the aggregate number of shares requested to be included in such registration by the Stockholders and by holders hereafter granted registration rights (or in any other proportion as agreed upon by all holders having such rights).

                   (d)    Any Registrable Shares registered pursuant to this
Section 2 shall be in addition to, and not in limitation of, the Registrable Shares which may be sold by the Stockholders pursuant to Section 3 hereof.

          3. Demand Registrations.

                   (a) Within ten (10) business days following the Closing Date, the Company shall file a Registration Statement with the Commission relating to the resale of all of each Stockholder's Registrable Shares. Thereupon, the Company shall use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares which the Company has been requested to register under this Section 3. Any Registration Statement filed pursuant to this Section 3 shall be for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act and such Registration Statement shall provide that following the Closing Date no more than 100,000 Registrable Shares shall be sold by any Stockholder during the thirty (30) day period ending on the 15th day of each month commencing December 15, 1997 and ending October 15, 1998, provided (i) that during the first 30 day period in which Registrable Shares may be sold, each of Drs. Rothman and Brown shall be entitled to sell an additional 20,000 Registrable Shares apiece, such additional shares to be in addition to, and not in limitation of, any rights of the Stockholders to sell any Registrable Shares under this section 3, and (ii) that any Registrable Shares which cannot be sold in any such thirty (30) day period because such Registration Statement has not yet become effective, may be sold immediately upon its becoming effective, and provided, further, that no limitation shall apply on and after October 15, 1998. No term or provision of this Agreement shall be construed to restrict any Stockholder's ability to transfer its Registrable Shares to any party by any means other than a Registration Statement filed pursuant hereto.

                  (b) In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to this Section 3, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including, without limitation, customary provisions with respect to indemnification by the Company of the underwriters of such offering.

                 (c) In the case of any registration effected pursuant to this Section 3, the Stockholders shall have the right to designate the managing underwriter in any underwritten offering, subject to the approval of the Company, which approval may not be unreasonably withheld or delayed.

         4.      Registration Procedures

         If and whenever the Company is required by Section 2 or Section 3 of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall as expeditiously as possible:

                 (a) prepare and file with the Commission a Registration Statement including such Registrable Shares and use its best efforts to cause that Registration Statement to become effective;

                 (b) prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of (i) two (2) years following the Closing Date, and (ii) the date on which no Stockholder holds any Registrable Shares;

                 (c) furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder;

                 (d) use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph

(d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                 (e) immediately notify each selling Stockholder under such Registration Statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and provide selling Stockholders with revised prospectuses; and

                 (f) furnish to each selling Stockholder on the date that Registrable Shares are delivered to the underwriters or other purchasers for sale in an underwritten offering: (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to underwriters in an underwritten public offering, addressed to the underwriters or other purchasers and to each of the selling Stockholders and (ii) a letter dated such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters or other purchasers and to each of the selling Stockholders.

         If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of Registrable Shares.

         5.      Allocation of Expenses

         The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, accounting fees, fees and disbursements of counsel for the Company, but excluding underwriting discounts and selling commissions relating to the Registrable Shares and the fees and expenses of counsel for the selling Stockholders.

         6.      Indemnification

                 (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify, defend and hold harmless each Stockholder joining in such registration, each officer, director, partner, legal counsel and accountant of such Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, liabilities or actions, joint or several, to which such Stockholder, counsel, accountant, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the
Securities Act, any preliminary prospectus or final   prospectus contained in
the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse or pay upon the direction of such Stockholder, counsel, accountant, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, counsel, accountant, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, orally or in writing, by or on behalf of such Stockholder, counsel, accountant, underwriter or controlling person specifically for use in the preparation thereof and, provided, further, that if any losses, claims or liabilities arise out of or are based on an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus and if the Stockholder delivered a copy of the preliminary prospectus to the person alleging such damage and failed to deliver a copy of the final prospectus to such person, the Company shall not have any liability with respect to such person.

                 (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Stockholder participating in any such registration, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or other-wise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Stockholder, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold as contemplated herein.

                 (c)      Each party entitled to indemnification under this
Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the lndemnifying Party.

         7.      Information by Stockholders

         Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

         8.      Shareholder Agreement

         Notwithstanding anything to the contrary contained herein, this Agreement shall at all times be subject to the terms of the Shareholder Agreements, of even date herewith, by and between the Company and each of the Stockholders.

         9.      Rule 144 Requirements

         The Company shall:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act;

                 (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                 (c) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration-

         10.    Termination

         This Agreement shall terminate on the earlier of (i) two (2) years following the Closing Date and (ii) date on which no Stockholders holds any Registrable Shares.

         11.    Assignment

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Without the written consent of the Company, no Stockholder shall assign his or her rights hereunder, other than an assignment (i) to a member of the Stockholder's immediate family (spouse or children), (ii) to a trustee(s) in trust for the Stockholder and/or his immediate family or (iii) to an entity solely controlled by members of the Stockholder's immediate family, provided that the Stockholder transfers to any such assignee Registrable Shares and any such assignee becomes a party to this Agreement.

         12.     Notices

         All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or sent by electronic facsimile transmission or mailed by first class certified or registered mail, return receipt requested, postage prepaid, to the Stockholders at the addresses set forth under their respective names on Schedule A, and to the Company at its principal office, or to such other address as any party may provide in writing to the others.

         13.     Entire Agreement

         This Agreement and the Shareholder Agreement embody the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

         14.     Amendments and Waivers

                 (a) Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least ninety-five percent (95%) of the Registrable Shares. Any amendment or waiver effected in accordance with this
Section 14 shall be binding upon all Stockholders and on each holder of any Shares or Registrable Shares and shall be applied uniformly to all Stockholders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                 (b) An assignee of Registrable Shares pursuant to Section 11 shall, and any holder of Shares with the written agreement of the Company may, become a party to this Agreement and subject to all of the rights and obligations of a Stockholder hereunder by executing an additional party signature page in the form attached hereto as Schedule B and delivering it to the Company. The Company shall attach any such signature page to the original copy of this Agreement maintained by it. Upon the delivery to the Company of an additional party signature page pursuant to this Section 14(b), Schedule A hereto shall be deemed to be automatically amended by adding the name and address of the person becoming Stockholder under this Agreement and the number of Shares held by such person to be treated as Registrable Shares hereunder.

         16.     Counterparts

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17.     Headings

         The headings of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.


         18.    Severability

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         19.     Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


                                     * * *

IN WITNESS WHEREOF, the undersigned have hereunto set their hands under seal as of the day and year first above written.

THE COMPANY:
                                              PHYMATRIX CORP.


                                              By:    /a/ Robert A. Miller
                                                  ---------------------------
                                              Its:
                                                  ---------------------------

STOCKHOLDERS:



                                              /s/ Michael Rothman
                                              -------------------------------
                                              Michael Rothman


                                              /s/ Walter Brown
                                              -------------------------------
                                              Walter Brown


                                              /s/ Ronald Phillips TTEE
                                              -------------------------------
                                              Ronald Phillips as Trustee of
                                              The Alexander Rothman 1993
                                              Qualified Sub-Chapter S Trust


                                              /s/ Ronald Phillips TTEE
                                              -------------------------------
                                              Ronald Phillips as Trustee of
                                              The Julie Rothman 1993
                                              Qualified Sub-Chapter S Trust


                                              /s/ Michael T. Heffernan
                                              -------------------------------
                                              Michael T. Heffernan

                                 Schedule A


                                                              Number of
                  Name and Address of Stockholder                Shares
                  Walter Brown                                2,442,756

                  Michael Rothman                               903,352

                  Ronald Phillips as Trustee of                 789,702
                  The Alexander Rothman 1993
                  Qualified Sub-Chapter S Trust
                  Ronald Phillips as Trustee of                 789,702
                  The Julie Rothman 1993
                  Qualified Sub-Chapter S Trust

                  Michael T. Heffernan                          318,793

                                 Schedule B

                       ADDITIONAL PARTY SIGNATURE PAGE
                                     TO
                       REGISTRATION RIGHTS AGREENIENT

         The undersigned hereby executes the Registration Agreement dated as of _______________________________, 1997 among the Company and certain of its stockholders, authorizes this signature page to be attached to a counterpart of the Registration Agreement and agrees to be bound by all of the terms and provisions of the Registration Agreement as if the undersigned had executed said Agreement on the date of its original execution.


                                      ----------------------------------------
                                      Name



                                      ----------------------------------------
                                      Address



                                      ----------------------------------------
                                      Number of Shares



                                      ----------------------------------------
                                      Date

ACCEPTED AND AGREED TO:

PHYMATRIX CORP.


By:
   --------------------------------
   Its


-----------------------------------
Date